Exhibit 10j.(8)

Rate Schedule TF-1 Service Agreement

Contract No. 136455

THIS SERVICE AGREEMENT (Agreement) is made and entered into on February 08, 2008, by and between Northwest Pipeline GP (Transporter) and Northwest Natural Gas Company (Shipper).

WHEREAS:

A.	Pursuant to the procedure set forth in Section 22 of the General Terms and Conditions of Transporter’s FERC Gas Tariff, Shipper acquired certain transportation capacity that was permanently released by March Point Cogeneration Company from contract 100055.

THEREFORE, in consideration of the premises and mutual covenants set forth herein, Transporter and Shipper agree as follows:

1. Tariff Incorporation. Rate Schedule TF-1 and the General Terms and Conditions (GT&C) that apply to Rate Schedule TF-1, as such may be revised from time to time in Transporter’s FERC Gas Tariff (Tariff), are incorporated by reference as part of this Agreement, except to the extent that any provisions thereof may be modified by non-conforming provisions herein.

2. Transportation Service. Subject to the terms and conditions that apply to service under this Agreement, Transporter agrees to receive, transport and deliver natural gas for Shipper, on a firm basis. The Transportation Contract Demand, the Maximum Daily Quantity at each Primary Receipt Point, and the Maximum Daily Delivery Obligation at each Primary Delivery Point are set forth on Exhibit A. If contract specific OFO parameters are set forth on Exhibit A, whenever Transporter requests during the specified time period, Shipper agrees to flow gas as requested by Transporter, up to the specified volume through the specified transportation corridor.

3. Transportation Rates. Shipper agrees to pay Transporter for all services rendered under this Agreement at the rates set forth or referenced herein. Reservation charges apply to the Contract Demand set forth on Exhibit A. The maximum currently effective rates (Recourse Rates) set forth in the Statement of Rates in the Tariff, as revised from time to time, that apply to the Rate Schedule TF-1 customer category identified on Exhibit A, will apply to service hereunder unless and to the extent that discounted Recourse Rates or awarded capacity release rates apply as set forth on Exhibit A or negotiated rates apply as set forth on Exhibit D. Addiotionally, if applicable under Section 21 of the GT&C, Shipper agrees to pay Transporter a facility reimbursement charge as set forth on Exhibit C.

4. Transportation Term. This Agreement becomes effective on the date first set forth above. The primary term begin date for the transportation service hereunder is set forth on Exhibit A. This Agreement will remain in full force and effect through the primary term end date set forth on Exhibit A and, if Exhibit A indicates that an evergreen provision applies, through the established evergreen rollover periods thereafter until terminated in accordance with the notice requirements under the applicable evergreen provision.

5. Non-Conforming Provisions. All aspects in which this Agreement deviates from the Tariff, if any, are set forth as non-conforming provisions on Exhibit B. If Exhibit B includes any material non-conforming provisions, Transporter will file the Agreement with the Federal Energy Regulatory Commission (Commission) and the effectiveness of such non-conforming provisions will be subject to the Commission acceptance of Transporter’s filing of the non-conforming Agreement.

6. Capacity Release. If Shipper is a temporary capacity release Replacement Shipper, any capacity release conditions, including recall rights, are set forth on Exhibit A.

7. Exhibit Incorporation. Exhibit A is attached hereto and incorporated as part of this Agreement. If Exhibits B, C and/or D apply, as noted on Exhibit A to this Agreement, then such Exhibits also are attached hereto and incorporated as part of this Agreement.

8. Regulatory Authorization. Transportation service under this Agreement is authorized pursuant to the Commission regulations set forth on Exhibit A.

9. Superseded Agreements. When this Agreement takes effect, it supersedes, cancels and terminates the following agreement(s): Original Firm Agreement 100055 dated 4/1/1993.

IN WITNESS WHEREOF, Transporter and Shipper have executed this Agreement on February 08, 2008.

Northwest Natural Gas Company		Northwest Pipeline GP

By:	/s/	By:	/s/
Name:	RANDOLPH S. FRIEDMAN	Name:	JANE F. HARRISON
Title:	DIRECTOR, GAS SUPPLY	Title:	MANAGER NWP MARKETING SERVICES

EXHIBIT A

(Dated February 08, 2008, Effective February 08, 2008)

to the

Rate Schedule TF-1 Service Agreement

(Contract No. 136455)

between Northwest Pipeline GP

and Northwest Natural Gas Company

SERVICE DETAILS

1.	Transportation Contract Demand (CD): 12,000 Dth per day

2.	Primary Receipt Point (s) :

Point ID Name	Maximum Daily Quantities (Dth)
503 GREASEWOOD	1300
543 OPAL PLANT	5700
700 COLLINS GULCH	5000

Total	12000

3.	Primary Delivery Point (s) :

Point ID Name	Maximum Daily Delivery Obligation (Dth)
284 SEDRO/WOOLLEY	12000

Total	12000
4.	Customer Category:

a.	Large Customer

b.	Incremental Expansion Customer: No

5.	Recourse or Discounted Recourse Transportation Rates:

a.	Reservation Charge (per Dth of CD):

Maximum Base Tariff Rate, plus applicable surcharges

b.	Volumetric Charge (per Dth):

Maximum Base Tariff Rate, plus applicable surcharges

c.	Additional Facility Reservation Surcharge Pursuant to Section 3.4 of Rate

Schedule TF-1 (per Dth of CD): None

d.	Rate Discount Conditions Consistent with Section 3.5 of Rate Schedule TF-1:

Not Applicable

6.	Transportation Term:

a.	Primary Term Begin Date:

January 01, 2017

b.	Primary Term and Date:

December 31, 2046

c.	Evergreen Provision:

Yes, standard bi-lateral evergreen under Section 12.2 of Rate Schedule TF-1

7.	Contract Specific OFO Parameters: None.

8.	Regulatory Authorization: 18 CFR 284.223

9.	Additional Exhibits:

Exhibit B No

Exhibit C No

Exhibit D No